Exhibit 3.2 Amendment to Second Amended Regulations

Pittsburgh & West Virginia Railroad (the "Trust")
Amendment No. 3 to Regulations

       This AMENDMENT NO. 3 to the Regulations (the "Amendment") effective August 11, 2011.

       WHERAS, the original Regulations (the "Original
Regulations") were filed with the SEC on a Form 8-K Amendment to Annual Report on Form 10-K for the year ended December 31, 1988 and was amended on February 14, 2011 and May 16, 2011, (the
"Second Amended Regulations"); and

       WHERAS, the Trustees, deeming it desirable and in the Trust?s best interest to amend the Second Amended Regulations, hereby duly adopt this Amendment.

	NOW THEREFORE, the Second Amended Regulations are hereby amended as set forth herein below.

	1. New Article II, Section 8. Article II, Section 8 is hereby amended and restated to read in its entirety as follows:

	Section 8.  The holders of 33 1/3% of the shares of
beneficial interest in the Trust issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the beneficiaries for the transaction of business. If, however, a quorum shall not be present or represented at any meeting of the beneficiaries, the beneficiaries entitled to vote thereat, present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. In the case of any meeting called for the election of trustees, those who attend the second of such adjourned meetings, though less than a quorum, shall nevertheless constitute a quorum for the purpose of electing trustees.

       2. Continued Effect. Other than as amended by this Amendment, the remaining terms and provisions of the First
Amended Regulations remain unchanged and in full force and effect.